                                               Registration No. 333-_________

   As filed with the Securities and Exchange Commission on October 8, 1999


                           SECURITIES AND EXCHANGE COMMISSION
                                 Washington, D.C. 20549

                                        FORM S-8
                                 REGISTRATION STATEMENT
                                          UNDER
                               THE SECURITIES ACT OF 1933

                                    LG&E ENERGY CORP.
                (Exact name of registrant as specified in its charter)

                Kentucky                                  61 - 1174555
    (State or other jurisdiction of                     (I.R.S. Employer
     incorporation or organization)                    Identification No.)

          220 West Main Street                               40232
             P.O. Box 32030                                (Zip Code)
             Louisville, KY
(Address of principal executive offices)

     LG&E ENERGY CORP. AMENDED AND RESTATED OMNIBUS LONG-TERM INCENTIVE PLAN
                              (Full title of the plan)

                                   John R. McCall
                              Executive Vice President,
                       General Counsel and Corporate Secretary
                                  LG&E Energy Corp.
                                220 West Main Street
                                   P.O. Box 32030
                                Louisville, KY  40232
                                   (502) 627-3665
(Name, address and telephone number, including area code, of agent for service)

                            CALCULATION OF REGISTRATION FEE

                                         Proposed     Proposed
                                         Maximum      maximum
         Title of         Amount         offering    aggregate     Amount of
       securities to      to be           price       offering    registration
       be registered   registered (1)  per share (2)  price (2)       fee
        Common Stock,    1,000,000     $ 21.41       $ 21,141,000 $  5,951.98
     without par value    shares
         per share
       and Rights to      333,333
     Purchase Series A     rights
         Preferred
         Stock (3)


(1) In addition, pursuant to Rule 416, this registration statement also covers an indeterminate amount of additional securities in order to adjust the number of securities reserved for issuance pursuant to the plan as a result of a stock split, stock dividend or similar transaction affecting the Common Stock.

(2) Estimated solely for purposes of calculating the amount of the registration fee pursuant to Rule 457(c), based upon the average of the high and low prices of the Common Stock as reported by The Wall Street Journal as New York Stock Exchange Composite Transactions for
      October 4, 1999.

(3) One-third of a Right to Purchase Series A Preferred Stock automatically trades with each share of the Common Stock.

                                     PART II

                INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference

The following documents, as filed with the Securities and Exchange Commission, are incorporated herein by reference:

(i) the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998;

(ii) the Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999 and June 30, 1999;

(iii) Exhibit 99.02 to the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, which contains a description of the Registrant's Common Stock and the Rights to Purchase Series
         A Preferred Stock which automatically trade at this time with the Common Stock; and

(iv) the Registrant's Current Reports on Form 8-K dated February 8, 1999, March 15, 1999, April 13, 1999, and July 9, 1999.

All documents filed by the Registrant or the plan pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all such securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing such documents.

Item 4.  Description of Securities

The Registrant's Common Stock is registered under Section 12 of the Exchange Act. The Registrant also has Rights to Purchase Series A Preferred Stock which are registered under Section 12 of the Exchange Act, and which automatically trade at this time with the Common Stock.

Item 5.  Interests of Named Experts and Counsel

The financial statements and schedules of the Registrant included in the Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998 have been audited by Arthur Andersen LLP, independent public accountants, and are incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

Item 6.  Indemnification of Directors and Officers

Chapter 271B.8-500 to 580 of the Kentucky Revised Statutes provides that the Registrant may, and in some circumstances must, indemnify its directors and officers against liabilities and expenses incurred by any such person by reason of the fact that such person was serving in such capacity, subject to certain limitations and conditions set forth in the statutes. Substantially similar provisions that require such indemnification are contained in the

Registrant's Amended and Restated Articles of Incorporation (filed as Exhibit
4.1 to the Registrant's Current Report on Form 8-K dated May 4, 1998), which provisions are incorporated hereby by this reference. The Registrant's Articles of Incorporation also contain provisions limiting the liability of its directors in certain instances. The Registrant has an insurance policy covering its officers and directors against certain personal liability, which may include liabilities under the Securities Act of 1933, as amended.

Item 7.  Exemption from Registration Claimed

Not applicable.

Item 8.  Exhibits

Exhibit
Number              Description

4.01                Copy of LG&E Energy Corp. Amended and Restated Omnibus
                    Long-Term Incentive Plan [Filed as Exhibit 10.52 to
                    Registrant's Annual Report on Form 10-K for the year ended December 31, 1995 and incorporated by reference herein.]

4.02                Copy of Amendment No. 1 to LG&E Energy Corp. Amended and
                    Restated Omnibus Long-Term Incentive Plan dated
                    February 3, 1999.

4.03 Copy of Amended and Restated Articles of Incorporation, as amended, [Filed as Exhibit 4.1 to the Registrant's Current
                    8-K dated May 4, 1998 and incorporated by reference herein.]

4.04 Copy of By-laws of Registrant as amended and restated through June 2, 1999.

4.05 Copy of Rights Agreement, dated December 5, 1990, in the form executed by LG&E Energy Corp. and Louisville Gas and Electric Company, as Rights Agent [Filed as Exhibit 4.04 to Registration Statement No. 33-38557 and incorporated by reference herein.]

4.06                Copy of Amendment No. 1 to Rights Agreement, dated
                    June 7, 1995, in the form executed by LG&E Energy Corp. and Louisville Gas and Electric Company, as Rights Agent
                    [Filed as Exhibit 2 to Amendment No. 2 to Registrant's
                    Registration Statement on Form 8-A/A dated June 20, 1995 and incorporated by reference herein.]

4.07                Copy of Amendment No. 2 to Rights Agreement, dated as of
                    May 20, 1997, in the form executed by LG&E Energy Corp. and Louisville Gas and Electric Company, as Rights Agent
                    [filed as Exhibit 1 to Registrant's Registration Statement on Form 8-A/A dated May 20, 1997 and incorporated by reference herein].

23.01               Consent of Arthur Andersen LLP.

24.01               Power of attorney.

Item 9.  Undertakings

A.       INDEMNIFICATION

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

B.       SUBSEQUENT EXCHANGE ACT DOCUMENTS

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's Annual Report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.       OTHER

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represented no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs 1(i) and 1(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

THE REGISTRANT

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Louisville, Commonwealth of Kentucky, on October 8, 1999.

                                                 LG&E ENERGY CORP.



                                                 By:/s/ R. Foster Duncan
                                                 -----------------------------
                                                     R. Foster Duncan,
                                                 Executive Vice President and
                                                 Chief Financial Officer


Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed on October 8, 1999, by the following persons in the capacities indicated.

Signature                                            Title

Roger W. Hale                                   Chairman of the Board and Chief
                                                Executive Officer

Mira S. Ball                                    Director

William C. Ballard, Jr.                         Director

Owsley Brown, II                                Director

Carol M. Gatton                                 Director

J. David Grissom                                Director

David B. Lewis                                  Director

Anne H. McNamara                                Director

T. Ballard Morton, Jr.                          Director

Frank V. Ramsey, Jr.                            Director

William L. Rouse, Jr.                           Director

Charles L. Shearer                              Director

Lee T. Todd, Jr.                                Director


October 8, 1999                                By:/s/ Charles A. Markel
                                                   ----------------------------
                                                Charles A. Markel (Attorney-in-
                                                Fact)

                                                /s/ R. Foster Duncan
                                                -------------------------------
                                                R. Foster Duncan
                                                Executive Vice President and
                                                Chief Financial Officer
                                                (Principal Financial Officer)


                                                /s/ Michael D. Robinson
                                                --------------------------------
                                                Michael D. Robinson
                                                Vice President and Controller
                                                (Principal Accounting Officer)

EXHIBIT INDEX

Exhibit                                                               Method of
Number   Description                                                     Filing


4.01     Copy of LG&E Energy Corp. Amended and Restated Omnibus
         Long-Term Incentive Plan [Filed as Exhibit 10.52 to
         Registrant's Annual Report on Form 10-K for the year ended December 31, 1995 and incorporated by reference herein.]

4.02     Copy of Amendment No. 1 to LG&E Energy Corp. Amended
         and Restated Omnibus Long-Term Incentive Plan dated
         February 3, 1999.                                                   DT

4.03 Copy of Amended and Restated Articles of Incorporation, as amended, [Filed as Exhibit 4.1 to the Registrant's
         Current 8-K dated May 4, 1998 and incorporated by reference herein.]

4.04     Copy of By-laws of Registrant as amended and restated
         through June 2, 1999.                                               DT

4.05 Copy of Rights Agreement, dated December 5, 1990, in the form executed by LG&E Energy Corp. and Louisville Gas and Electric Company, as Rights Agent [Filed as Exhibit 4.04 to Registration Statement No. 33-38557 and incorporated by reference herein.]

4.06 Copy of Amendment No. 1 to Rights Agreement, dated June 7, 1995, in the form executed by LG&E Energy Corp. and Louisville Gas and Electric Company, as Rights Agent [Filed as Exhibit 2 to Amendment No. 2 to Registrant's Registration Statement on Form 8-A/A dated June 20, 1995 and incorporated by reference herein.]

4.07 Copy of Amendment No. 2 to Rights Agreement, dated as of May 20, 1997, in the form executed by LG&E Energy Corp. and Louisville Gas and Electric Company, as Rights Agent [filed as Exhibit 1 to Registrant's Registration Statement on Form 8-A/A dated May 20, 1997 and incorporated by reference herein].

23.01    Consent of Arthur Andersen LLP.                                     DT

24.01    Power of attorney.                                                  DT